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Exhibit (a)(1)(ix)

Amended and Restated
NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of
Class A Common Stock
Class B Common Stock
of
SCHIFF NUTRITION INTERNATIONAL, INC.
at
$42.00 NET PER SHARE
Pursuant to the Offer to Purchase dated November 16, 2012
by
ASCOT ACQUISITION CORP.,
a wholly owned subsidiary of
RECKITT BENCKISER LLC
a wholly owned subsidiary of
RECKITT BENCKISER GROUP PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 14, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

This amended and restated Notice of Guaranteed Delivery ("Notice of Guaranteed Delivery"), or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing the shares of Class A common stock of Schiff Nutrition International, Inc., a Delaware corporation ("Schiff" or the "Company"), par value $0.01 per share (the "Class A Shares") or the shares of Class B common stock of the Company, par value $0.01 per share ("the Class B Shares," and together with the Class A Shares, the "Shares"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach Wells Fargo Shareowner Services (the "Depositary") prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by facsimile transmission (fax), overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Wells Fargo Shareowner Services

By Mail:	By Facsimile Transmission:	By Hand or Courier Delivery:
Wells Fargo Shareowner Services Attn: Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	Wells Fargo Shareowner Services Attn: Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	Wells Fargo Shareowner Services Attn: Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights MN 55120-4100

The Information Agent for the Offer is:

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (Call Collect)

Call Toll Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent's Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to Ascot Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly-owned subsidiary of Reckitt Benckiser LLC, a Delaware limited liability company ("Parent"), a wholly-owned subsidiary of Reckitt Benckiser Group Plc, a public limited company organized under the laws of England and Wales ("Ultimate Parent"), upon the terms and subject to the conditions set forth in the amended and restated offer to purchase, dated November 27, 2012 (as amended, the "Offer to Purchase"), and the related amended and restated Letter of Transmittal (as amended, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Class A Shares and Certificate No(s) (if available)

Number of Class B Shares and Certificate No(s) (if available)

  ☐
  Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):	(Zip Code)

Area Code and Tel. No.	(Daytime telephone number)

Signature(s):
Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three NYSE trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent's Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:
(Zip Code)

Area Code and Telephone No.
(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(ix)